                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) May 25, 1999



                       BORON, LePORE & ASSOCIATES, INC.
              (Exact Name of Registrant as Specified in Charter)



           Delaware               000-23093        22-2365997
 (State or Other Jurisdiction    (Commission    (I.R.S. Employer
       of Incorporation)         File Number)  Identification No.)


       17-17 Route 208 North, Fair Lawn, NJ                     07410
     (Address of Principal Executive Offices)                 (Zip Code)


      Registrant's telephone number, including area code  (201) 791-7272

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT
                    ----------------------------------------

Item 5.   Other Events.
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     On or about May 25, 1999, Boron, LePore & Associates, Inc. (the "Company")
was served with a putative class action complaint captioned Lynne H. Sinay, et
                                                            ------------------
al. v. Boron, LePore & Associates, Inc., Patrick G. LePore, Gregory F. Boron,
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Timothy McIntyre, Roger B. Kafker, Jacqueline C. Morby, TA Venture Investors
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Ltd. Partnership, TA Associates VII, L.P., TA Associates, Inc., TA Associates
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AAP III, Advent VII L.P. and Advent Atlantic and Pacific III L.P., Civil No.,
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99-CV-2231-DRD.  The Class Action Complaint, which was filed in the United
States District Court for the District of New Jersey, alleges that the Company, certain of its officers and directors, and certain institutional stockholders violated the federal securities laws by making material misrepresentations and omissions in certain public disclosures during the period May 5, 1998 through May 5, 1999. The public disclosures related to, among other things, the secondary offering made by the Company in May 1998, the Company's acquisition of Decision Point, Inc. in January 1998, the termination of the Company's relationship with Glaxo-Wellcome, and the impact of various events on the Company's earnings.

     The Company is currently reviewing the allegations made in the Class Action Complaint and intends to defend the claims vigorously. The Company believes that the defense of the claims could involve significant litigation-related expenses.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date  June 10, 1999                       BORON, LePORE & ASSOCIATES INC.
                                                      (Registrant)


                                By: /s/ Patrick G. LePore
                                   --------------------------------------------
                                   Patrick G. LePore
                                   Chief Executive Officer and President


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